First Niagara Financial Group, Inc.
Exhibit 99.1

                                                2002                                   2001
                                             ----------   ---------------------------------------------------------------
                                               First          As of       Fourth       Third        Second       First
                                              Quarter     December 31,   Quarter      Quarter      Quarter      Quarter
                                             ----------   ------------  ----------   ----------   ----------   ----------
-------------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
(Amounts in thousands)
-------------------------------------------------------------------------------------------------------------------------
Total assets                                 $2,854,763     2,857,946    2,857,946    2,749,182    2,656,056    2,650,604
Total interest-earning assets                $2,603,948     2,596,371    2,596,371    2,434,517    2,407,211    2,398,077
Fed funds and other short-term investments   $  147,801        22,231       22,231       13,981       25,575       58,193
Securities, at amortized cost                $  553,310       689,293      689,293      530,347      509,930      490,018
Loans:
  Real estate loans:
    One-to four-family                       $  962,433       980,638      980,638    1,017,555    1,048,366    1,067,925
    Home equity                              $  121,212       114,443      114,443      110,201      107,602      104,527
    Multi-family                             $  142,955       133,439      133,439      128,513      114,558      112,328
    Commercial real-estate                   $  264,397       259,457      259,457      251,120      236,043      225,393
    Construction                             $   77,204        64,502       64,502       56,701       50,564       36,948
                                             ----------    ----------   ----------   ----------   ----------   ----------
      Total real estate loans                $1,568,201     1,552,479    1,552,479    1,564,090    1,557,133    1,547,121
                                             ----------    ----------   ----------   ----------   ----------   ----------

  Commercial business loans                  $  143,121       135,621      135,621      124,398      108,234       96,358
  Consumer loans                             $  181,182       182,126      182,126      186,163      187,278      187,763
  Net deferred costs and discounts           $    1,786         1,642        1,642        1,629        1,352        1,161
                                             ----------    ----------   ----------   ----------   ----------   ----------
      Total loans                            $1,894,290     1,871,868    1,871,868    1,876,280    1,853,997    1,832,403
Goodwill and other intangibles               $   81,016        81,010       81,010       82,555       83,595       84,968

Total interest-bearing liabilities           $2,436,611     2,439,975    2,439,975    2,330,299    2,264,325    2,267,260

Deposits:
  Interest-bearing deposits:
    Savings accounts                         $  551,002       450,762      450,762      416,215      415,003      416,169
    Interest-bearing checking                $  528,416       549,306      549,306      556,133      549,483      543,428
    Certificates of deposits                 $  930,545       863,717      863,717      906,571      877,562      873,192
    Mortgagors' payments held in escrow      $   10,523        17,150       17,150       15,400       18,105       10,813
  Noninterest-bearing deposits               $  111,804       109,895      109,895       98,775       95,231       87,638
                                             ----------    ----------   ----------   ----------   ----------   ----------
    Total deposits                           $2,132,290     1,990,830    1,990,830    1,993,094    1,955,384    1,931,240

Short-term borrowings                        $   72,251       212,992      212,992       86,802       89,654       99,838
Long-term borrowings                         $  343,874       346,048      346,048      349,178      314,518      323,820
Stockholders' equity                         $  264,202       260,617      260,617      258,958      252,157      248,985
Tangible equity (1)                          $  183,186       179,607      179,607      176,403      168,562      164,017
Fair value adjustment included in
  stockholders' equity                       $      454         2,561        2,561        4,435        1,849        1,962
Common shares outstanding                        24,856        24,802       24,802       24,787       24,732       24,680
Total loans serviced for others              $  249,469       252,267      252,267      239,978      215,240      201,135

                                                2002                                   2001
                                             ----------   ---------------------------------------------------------------
                                               First      Year-to-Date    Fourth       Third        Second       First
                                              Quarter     December 31,   Quarter      Quarter      Quarter      Quarter
                                             ----------   ------------  ----------   ----------   ----------   ----------
-------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE BALANCES (2)
(Amounts in thousands)
-------------------------------------------------------------------------------------------------------------------------
Total assets                                 $2,773,161     2,679,331    2,717,984    2,715,856    2,653,536    2,628,566
Total interest-earning assets                $2,516,202     2,429,167    2,468,392    2,460,606    2,404,694    2,381,678
Fed funds and other short-term investments   $   74,813        39,533       41,753       50,335       41,189       24,548
Securities, at amortized cost                $  544,451       519,278      540,023      530,910      503,638      501,993
Loans (3)                                    $1,885,312     1,854,117    1,873,337    1,864,773    1,841,032    1,836,824
Goodwill and other intangibles               $   81,116        83,621       81,984       83,235       84,382       84,917
Interest-bearing liabilities:
  Savings accounts                           $  498,453       417,256      427,122      415,986      413,549      412,219
  Interest-bearing checking                  $  538,325       545,118      548,510      550,593      544,588      536,589
  Certificates of deposits                   $  879,491       877,428      888,960      889,081      876,995      854,165
  Mortgagors' payments held in escrow        $   15,135        19,198       18,017       25,118       18,207       15,359
  Other borrowed funds                       $  424,190       425,543      427,943      431,767      412,677      429,736
                                             ----------    ----------   ----------   ----------   ----------   ----------
    Total interest-bearing liabilities       $2,355,594     2,284,543    2,310,552    2,312,545    2,266,016    2,248,068

Interest-bearing deposits                    $1,931,404     1,859,000    1,882,609    1,880,778    1,853,339    1,818,332
Noninterest-bearing deposits                 $  103,410        90,023       99,527       92,875       87,450       79,992
                                             ----------    ----------   ----------   ----------   ----------   ----------
    Total deposits                           $2,034,814     1,949,023    1,982,136    1,973,653    1,940,789    1,898,324

Short-term borrowings                        $   74,984        92,680       78,903       89,681       92,535      109,975
Long-term borrowings                         $  349,206       332,863      349,040      342,086      320,142      319,761
Stockholders' equity                         $  265,949       255,637      263,350      257,919      251,919      249,181
Tangible equity (1)                          $  184,833       172,016      181,366      174,684      167,537      164,264
Common shares outstanding:
  Basic                                          24,820        24,728       24,787       24,763       24,697       24,667
  Diluted                                        25,246        25,010       25,165       25,188       24,982       24,788

First Niagara Financial Group, Inc.
Exhibit 99.1 (Cont'd.)

                                                        2002                               2001
                                                       -------   -----------------------------------------------------
                                                        First    Year-to-Date    Fourth    Third    Second     First
                                                       Quarter   December 31,   Quarter   Quarter   Quarter   Quarter
                                                       -------   ------------   -------   -------   -------   --------
----------------------------------------------------------------------------------------------------------------------
SELECTED OPERATIONS DATA
(Amounts in thousands)
----------------------------------------------------------------------------------------------------------------------
Interest income                                        $42,533     178,368       43,774    44,880    44,627    45,087
Interest expense                                       $20,319      99,352       22,686    24,787    25,537    26,342
                                                       -------     -------      -------   -------   -------   -------
Net interest income                                    $22,214      79,016       21,088    20,093    19,090    18,745
Provision for credit losses                            $ 1,530       4,160        1,150     1,110       860     1,040
                                                       -------     -------      -------   -------   -------   -------
Net interest income after provision                    $20,684      74,856       19,938    18,983    18,230    17,705

Noninterest income:
  Bank service charges and fees                        $ 3,339      10,222        3,187     2,388     2,419     2,228
  Lending and leasing income                           $ 1,039       4,310        1,205     1,064       997     1,044
  Insurance services and fees                          $ 5,074      18,456        4,549     4,420     4,700     4,787
  Bank-owned life insurance earnings                   $   654       2,507          679       647       598       583
  Annuity and mutual fund commissions                  $   473       1,750          470       427       408       445
  Investment and fiduciary services                    $   327       1,456          317       383       358       398
  Other                                                $   304       3,371          705       842       777     1,047
                                                       -------     -------      -------   -------   -------   -------
    Total noninterest income                           $11,210      42,072       11,112    10,171    10,257    10,532

Noninterest expense:
  Salaries and benefits                                $12,348      45,989       11,934    11,236    11,150    11,669
  Occupancy and equipment                              $ 2,034       7,664        1,862     1,830     1,897     2,075
  Technology and communications                        $ 2,050       7,642        2,112     1,775     1,765     1,990
  Marketing and advertising                            $   540       2,126          541       371       781       433
  Amortization of goodwill and other intangibles (4)   $   211       5,711        1,435     1,440     1,418     1,418
  Other                                                $ 3,388      13,873        3,930     3,321     3,490     3,132
                                                       -------     -------      -------   -------   -------   -------
    Total noninterest expense                          $20,571      83,005       21,814    19,973    20,501    20,717

Income before income taxes                             $11,323      33,923        9,236     9,181     7,986     7,520
Income taxes                                           $ 3,873      12,703        3,440     3,432     2,973     2,858
                                                       -------     -------      -------   -------   -------   -------
Net income                                             $ 7,450      21,220        5,796     5,749     5,013     4,662
                                                       -------     -------      -------   -------   -------   -------
Add back: Goodwill amortization                        $    --       4,742        1,187     1,187     1,184     1,184
                                                       -------     -------      -------   -------   -------   -------
Adjusted net income (4)                                $ 7,450      25,962        6,983     6,936     6,197     5,846
                                                       -------     -------      -------   -------   -------   -------

----------------------------------------------------------------------------------------------------------------------
STOCK AND RELATED PER SHARE DATA
(Amounts in thousands)
----------------------------------------------------------------------------------------------------------------------
Net income per share:
  Basic                                                $  0.30        0.86         0.23      0.23      0.20      0.19
  Diluted                                              $  0.30        0.85         0.23      0.23      0.20      0.19
Adjusted net income per share (4):
  Basic                                                $  0.30        1.05         0.28      0.28      0.25      0.24
  Diluted                                              $  0.30        1.04         0.28      0.28      0.25      0.24
Cash dividends                                         $  0.10        0.36         0.10      0.09      0.09      0.08
Dividend payout ratio                                    33.33%      41.86%       43.48%    39.13%    45.00%    42.11%
Dividend yield (Annualized) (5)                           2.33%       2.14%        2.36%     2.25%     2.32%     2.90%
Book value                                             $ 10.63       10.51        10.51     10.45     10.20     10.09
Tangible book value (1)                                $  7.37        7.24         7.24      7.12      6.82      6.65
Market price (NASDAQ: FNFG):
  High                                                 $ 19.45       17.90        17.45     17.90     15.99     12.00
  Low                                                  $ 15.70       10.75        15.20     12.76     10.75     10.75
  Close                                                $ 17.44       16.83        16.83     15.87     15.53     11.19

----------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS (2)
(Annualized)
----------------------------------------------------------------------------------------------------------------------
Net income:
  Return on average assets                                1.09%       0.79%        0.85%     0.84%     0.76%     0.72%
  Return on average equity                               11.36%       8.30%        8.73%     8.84%     7.98%     7.59%
  Return on average tangible equity                      16.35%      12.34%       12.68%    13.06%    12.00%    11.51%
Adjusted net income (4):
  Return on average assets                                1.09%       0.97%        1.02%     1.01%     0.94%     0.90%
  Return on average equity                               11.36%      10.16%       10.52%    10.67%     9.87%     9.51%
  Return on average tangible equity                      16.35%      15.09%       15.28%    15.75%    14.84%    14.43%
Yield on interest-earning assets                          6.80%       7.34%        7.07%     7.28%     7.43%     7.61%
Rate on interest-bearing liabilities                      3.50%       4.35%        3.90%     4.25%     4.52%     4.75%
                                                       -------     -------      -------   -------   -------   -------
Net interest rate spread                                  3.30%       2.99%        3.17%     3.03%     2.91%     2.86%

Net interest margin as a percentage of
  interest-earning assets                                 3.52%       3.25%        3.42%     3.28%     3.17%     3.13%

As a percentage of average assets:
  Noninterest income (6)                                  1.64%       1.57%        1.62%     1.47%     1.58%     1.63%
  Noninterest expense (4)                                 3.01%       2.92%        3.01%     2.74%     2.92%     3.01%
                                                       -------     -------      -------   -------   -------   -------
  Net overhead                                            1.37%       1.35%        1.39%     1.27%     1.34%     1.38%
Efficiency ratio (4) (6)                                 61.52%      64.59%       64.11%    62.28%    65.36%    66.71%

First Niagara Financial Group, Inc.
Exhibit 99.1 (Cont'd.)

                                                 2002          2001
                                                -------    -----------------------------------------------------
                                                 First        As of        Fourth    Third     Second    First
                                                Quarter    December 31,   Quarter   Quarter   Quarter   Quarter
                                                -------    ------------   -------   -------   -------   --------
----------------------------------------------------------------------------------------------------------------
CAPITAL RATIOS

----------------------------------------------------------------------------------------------------------------
Tier 1 capital                                    10.02%       10.27%       10.27%     9.96%    10.10%    10.09%
Total capital                                     11.06%       11.36%       11.36%    11.05%    11.23%    11.23%
Leverage capital                                   6.76%        6.71%        6.71%     6.47%     6.50%     6.35%
Equity to assets                                   9.25%        9.12%        9.12%     9.42%     9.49%     9.39%
Tangible equity to tangible assets                 6.60%        6.47%        6.47%     6.62%     6.55%     6.39%

----------------------------------------------------------------------------------------------------------------
ASSET QUALITY DATA
(Amounts in thousands)
----------------------------------------------------------------------------------------------------------------
Non-performing loans:
  One-to four-family                            $ 5,040        4,833        4,833     4,605     3,738     3,519
  Home equity                                   $   504          491          491       488       486       649
  Commercial real estate and multi-family       $ 2,365        2,402        2,402     2,208     1,723     1,304
  Consumer                                      $   746          510          510       385       270       413
  Commercial business                           $ 4,062        3,244        3,244       840       839       569
                                                -------      -------      -------   -------   -------   -------
    Total non-performing loans                  $12,717       11,480       11,480     8,526     7,056     6,454

Other non-performing assets                     $   676          665          665       693       651       867
                                                -------      -------      -------   -------   -------   -------
Total non-performing assets                     $13,393       12,145       12,145     9,219     7,707     7,321

Allowance for credit losses                     $18,983       18,727       18,727    18,651    18,573    18,148
Net loan charge-offs                            $ 1,274        3,179        1,074     1,032       435       638
Provision for credit losses as a
  percentage of net loan charge-offs             120.09%      130.86%      107.08%   107.56%   197.70%   163.01%
Total non-performing assets as a
  percentage of total assets                       0.47%        0.42%        0.42%     0.34%     0.29%     0.28%
Total non-performing loans to total loans          0.67%        0.61%        0.61%     0.45%     0.38%     0.35%
Net charge-offs to average loans (Annualized)      0.27%        0.17%        0.23%     0.22%     0.09%     0.14%
Allowance for credit losses to total loans         1.00%        1.00%        1.00%     0.99%     1.00%     0.99%
Allowance for credit losses
  to non-performing loans                        149.27%      163.13%      163.13%   218.75%   263.22%   281.19%
----------------------------------------------------------------------------------------------------------------
Personnel FTE                                       932          919          919       911       918       917
Number of banking centers                            38           37           37        37        36        36

-------------------------------------------------------

(1)  Excludes goodwill and other intangibles.
(2)  Averages presented are daily averages.
(3)  Net of deferred costs and unearned discounts.
(4) With the adoption of SFAS No. 142 "Goodwill and Other Intangibles" on January 1, 2002, the Company is no longer required to amortize goodwill. Accordingly, for the prior periods presented, goodwill amortization has been excluded from adjusted amounts for consistency purposes. The remaining amortization relates to identifiable intangible assets (ie. Customer lists).
(5)  Computed based upon the period end closing stock price.
(6)  Excludes net gain/loss on sale of securities available for sale.